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                                                           Exhibit 7

Client's Agreement                                    Prudential Securities
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Prudential Securities Incorporated is a subsidiary of The Prudential Insurance
Company of America, Newark, New Jersey


______________________________________________________________________________


Dr. Pejman Salimpour
Account Name (herein referred to as I)

1. I agree as follows with respect to all of my accounts, in which I have an interest alone or with others, which I have opened or open in the future, with you for the purchase and sale of securities and commodities:

2. I am of full age and represent that I am not an employee of any exchange of a Member Firm of any Exchange or the NASD, or of a bank, trust company, or insurance company and that I will promptly notify you in writing if I become so employed.

3. All transactions for my account shall be subject to the constitution, rules, regulations, customs and usages, as the same may be constituted from time to time, of the exchange or market (and its clearing house, if any) where executed.

4. Any and all credit balances, securities, commodities or contracts relating thereto, and all other property of whatsoever kind, including but not limited to: property belonging to me, owed to me, or in which I may have an interest held by you or carried for my accounts, shall be subject to a general lien, for the discharge of my obligations (including unmatured and contingent obligations) by you. This general lien shall apply to all of my obligations to you, however arising and without regard to whether or not you have made advances with respect to such property. Such credit balances, securities, commodities or contracts relating thereto and all other property, as referenced above, may, without notice to me, be carried in your general loans, and all securities may be pledged, repledged, hypothecated or rehypothecated, separately or in common with other securities or any other property, for the sum due to you thereon or for a greater sum, without retaining in your possession and control, for delivery a like amount of similar securities or other property. At any time and from time to time you may, in your discretion, without notice to me, apply and/or transfer any securities, commodities, contracts relating thereto, cash or any other property therein, interchangeably between any accounts in which I may have an interest whether individual, joint, or otherwise or from any of my accounts to any account guaranteed by me. You are specifically authorized to transfer to my cash account on the settlement day following a purchase made in that account, excess funds available in any of my other accounts, including but not limited to any free balances in any margin account or in any non-regulated commodities account, sufficient



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to make full payment of this cash purchase.  I agree that any debit occurring in any of my accounts may be transferred by you at your option to my margin account.

5. I will maintain such margins as you may in your discretion require from time to time and will pay on demand any debit balance owing with respect to any of my accounts. Whenever in your discretion you deem it desirable for your protection, (and without the necessity of a margin call) including but not limited to an instance where a petition in bankruptcy or for the appointment of a receiver is filed by or against me, or an attachment is levied against my account, or in the event of notice of my death or incapacity, or in compliance with the orders of any Exchange, you may, without prior demand, tender, and without any notice of the time or place of sale, all of which are expressly waived, sell any or all securities, or commodities or contracts relating thereto which may be in your possession, or which you may be carrying for me, or buy any securities, or commodities or contracts relating thereto of which my account or accounts may be short, in order to close out in whole or in part any commitment in my behalf or you may place stop orders with respects to such securities or commodities and such sale or purchase may be made at your discretion on any Exchange or other market where such business is then transacted, or at public auction or private sale, with or without advertising and neither any demands, calls, tenders or notices which you may make or give in any one or more instances nor any prior course of conduct or dealings between us shall invalidate the aforesaid waivers on my part. You shall have the right to purchase for your own account any or all of the aforesaid property at any such sale, discharged of any right of redemption, which is hereby waived.

6. All orders for the purchase or sale of commodities for future delivery may be closed out by you as and when authorized or required by the Exchange where made. Against a "long" position in any commodity contract, prior to maturity thereof, and at least five business days before the first notice day of the delivery month, I will give instructions to liquidate, or place you in sufficient funds to take delivery; and in default thereof, or in the event such liquidating instructions cannot be executed under prevailing conditions, you may, without notice or demand, close out the contracts or take delivery and dispose of the commodity upon any terms and by any method which may be feasible. Against a "short" position in any commodity contract, prior to maturity thereof, and at least five business days before the last trading day of the delivery month, I will give you instructions to cover, or furnish you with all necessary delivery documents; and in default thereof, you may without demand or notice, cover the contracts, or if orders to buy in such contracts cannot be executed under prevailing conditions, you may procure the actual commodity and make delivery thereof upon any terms and by any method which may be feasible.





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7. All  transactions in any of my accounts are to be paid for or required margin deposited no later than 2:00 p.m. (ET) on the settlement date.

8. I agree to pay interest and service charges upon my accounts monthly at the prevailing rate as determined by you.

9. I agree that, in giving orders to sell, all "short" sale orders will be designated as "short" by me and all "long" sale orders will be designated as "long" by me and that the designation of a sell order as "long" is a representation on my part that I own the security and, if the security is not in your possession that it is not then possible to deliver the security to you forthwith and I will deliver it on or before the settlement date.

10. Reports of the execution of orders and statements of my account shall be conclusive if not objected to in writing addressed to the branch manager of the office servicing such account(s) within five days and ten days, respectively, after transmittal to me by mail or otherwise.

11. All communications including margin calls may be sent to me at my address given you, or at such other address as I may hereafter give you in writing, and all communications so sent, whether in writing or otherwise, shall be deemed given to me personally, whether actually received or not.

12. No waiver of any provision of this agreement shall be deemed a waiver of any other provision, nor a continuing waiver of the provision or provisions so waived.

13. I understand that no provision of this agreement can be amended or waived except in writing signed by an officer of your Company, and that this agreement shall continue in force until its termination by me is acknowledged in writing by an officer of your Company; or until written notice of termination by you shall have been mailed to me at my address last given you.

14.    -  Arbitration is final and binding on the parties.
       - The parties are waiving their right to seek remedies in court, including the right to jury trial.
       - Pre-arbitration discovery is generally more limited than and different from court proceedings. The arbitrators award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
       - The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The undersigned agrees, and by carrying an account for the undersigned you agree, all controversies which may arise between us concerning any transaction or the construction, performance or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration.



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This contract  shall be governed by the laws of the State of New York, and shall inure to the benefit of your successors and assigns, and shall be binding on the
undersigned,   my   heirs,   executors,   representatives,    attorneys-in-fact,
administrators and assigns. Any controversy arising out of or relating to my account, to transactions with or for me or to this Agreement or the breach thereof, and whether executed or to be executed within or outside of the United States, shall be settled by arbitration before either the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or any other self-regulatory organization of which Prudential Securities Incorporated is a member, as I may elect and under the then existing arbitration procedures of the forum I have elected. If I do not make such election by registered mail addressed to you at your main office within five (5) days after demand by you that I make such election, then you may make such election. Notice preliminary to, in conjunction with, or incident to such arbitration proceeding, may be sent to me by mail and personal service is hereby waived. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof, without notice to me.

15. If any provision hereof is or at any time should become inconsistent with any present or future law, rule or regulation of any securities or commodities exchange or of any sovereign government or a regulatory body thereof and if any of these bodies have jurisdiction over the subject matter of this agreement, said provision shall be deemed to be superseded or modified to conform to such law, rule or regulation, but in all other respects this agreement shall continue and remain in full force and effect.

Lending Agreement
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You and any firm succeeding to your firm are hereby authorized from time to time to lend separately or together with the property of others either to yourselves or to others any property which you may be carrying for me on margin. This authorization shall apply to all accounts carried by you for me and shall remain in full force until written notice of revocation is received by you at your principal office in New York.
By signing this agreement I acknowledge that my securities may be loaned to you or loaned out to others.
By signing this agreement, I acknowledge that I have received a copy of this agreement.
This agreement contains a pre-dispute arbitration clause at page 1 at paragraph 14.

7-19-96                        X/s/ P. Salimpour
_______________________       ___________________________      X_______________
Date                           Client's Signature

We require two signed copies--White copy must be sent to Home office. Pink copy is to be retained by Branch office. Yellow copy is to be retained by client.

Prudential Securities Incorporated, One Seaport Plaza, New York, NY 10292



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